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RENTRAK REVENUES GREW 31 PERCENT FOR FISCAL 2014 SECOND QUARTER

-- Generated $2.9 Million in Cash Flow from Operations for Three-Month Period;
$6.2 Million for First Six Months --

PORTLAND, OR (November 7, 2013) - Rentrak Corporation (Nasdaq: RENT), the leader in precisely measuring movies and TV everywhere, today announced improved financial results for its second fiscal quarter ended September 30, 2013.

Consolidated revenue increased 31 percent to $29.5 million for the second quarter of fiscal 2014, up from $22.5 million for the same period last year, reflecting 29 percent growth in Rentrak’s Advanced Media and Information (AMI) business, and 35 percent growth in the company’s Home Entertainment business.

Revenue in the company’s AMI division increased to $17.0 million for the fiscal 2014 second quarter, up from $13.2 million for the same period last year, and represented 58 percent of Rentrak’s consolidated revenue, versus 59 percent last year. Revenue in the company’s OnDemand business was impacted by a delay in the launch of Rentrak’s Digital Download Essentials industry service for TV, which is now on track for launch before the end of calendar year 2013. Revenue in the company’s Home Entertainment business rose to $12.5 million from $9.3 million a year ago.

“We are highly confident that our strong leadership position in precisely measuring movies and TV everywhere will allow Rentrak to continue being a high-growth company with thousands of very happy clients,” said Bill Livek, Vice Chairman and Chief Executive Officer of Rentrak. “Rentrak has built the only census currencies for measuring the movies and TV everywhere, and we believe we are in the early stage of very substantial revenue growth.”

(revenue in millions)	2Q FY14	2Q FY13	Percent Change
Box Office Essentials®	$6.3	$5.7	11%
TV Essentials®	$7.2	$4.1	74%
OnDemand Everywhere™	$3.4	$3.3	2%
Total AMI	$17.0	$13.2	29%

Total Home Entertainment	$12.5	$9.3	35%

Consolidated Revenue	$29.5	$22.5	31%
         Numbers may not sum due to rounding.

Gross margin was 46 percent of consolidated revenue for the second quarter of fiscal 2014, compared with 48 percent for the same period last year. Gross margin for the company’s AMI business increased to 60 percent for the second quarter of fiscal 2014, compared with 59 percent a year ago. Gross margin for Rentrak’s Home Entertainment business was 28 percent for the second quarter of fiscal 2014, versus 32 percent last year.

Rentrak Revenues Grew 31 Percent for Fiscal 2014 Second Quarter
November 7, 2013

Operating expenses for the fiscal 2014 second quarter decreased to $14.7 million, from $29.1 million for the fiscal 2013 second quarter. The decrease mainly reflected a decline in stock-based compensation expense, partially offset by an increase in costs associated with the expansion of Rentrak’s AMI business, including $1.0 million in costs related to the company’s August 2013 acquisition of iTVX, Inc. (“iTVX”). Fiscal 2013 second quarter operating expenses included $16.5 million related to the amendment of the company’s stock-based compensation agreement with DISH Network L.L.C.

Operating loss for the second quarter of fiscal 2014 amounted to $1.1 million, which included $2.1 million in stock-based compensation costs and $106,000 in acquisition-related costs. For last year’s second fiscal quarter, operating loss was $18.4 million, which included $18.0 million of stock-based compensation costs, including the $16.5 million of DISH-related stock-based compensation expense noted above, $63,000 in acquisition-related costs, and $14,000 in reorganization costs. Excluding these amounts for both periods, operating income would have improved to $1.2 million for the fiscal 2014 second quarter, up from an operating loss of $370,000 for the fiscal 2013 second quarter.

Net loss totaled $633,000, or $0.05 per share, for the second quarter of fiscal 2014, compared with a net loss of $18.2 million, or $1.56 per share, for the same period last year. Excluding the costs already mentioned for both periods, net income for the fiscal 2014 second quarter would have increased to $1.3 million, or $0.11 per diluted share, compared with a net loss of $109,000, or $0.01 per share, for the second quarter of fiscal 2013. The reconciliation of these non-GAAP earnings per share (EPS) to EPS, the most comparable financial measure based upon generally accepted accounting principles (GAAP), as well as a further explanation about non-GAAP EPS, is included in the financial tables at the end of this press release.

Adjusted EBITDA (a non-GAAP measure) grew to $2.7 million for the second quarter of fiscal 2014, up from $829,000 for the same period last year. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation about adjusted EBITDA, is included in the financial tables at the end of this press release.

The company generated nearly $2.9 million in cash from operating activities for the second quarter of fiscal 2014, compared with using $2.2 million for the second quarter of fiscal 2013. Rentrak generated $6.2 million in cash from operating activities for the first six months of fiscal 2014, compared with using $1.8 million for the comparable fiscal 2013 period.

Rentrak’s cash, cash equivalents and marketable securities balance grew to $23.5 million at September 30, 2013, up from $20.4 million at March 31, 2013.

Rentrak recently achieved several important milestones including:

•	Signing six A&E television networks, including A&E®, HISTORY®, Lifetime®, H2™, bio™ and Lifetime Movie Network®, as well as The Weather Channel, as new clients of the company’s TV Essentials® service.

•	Acquiring iTVX, the global leader in measuring and providing analytics for branded TV and movie entertainment.

•	Obtaining two patents for Rentrak’s census-based TV measurement service.

•	Contracting with several Hollywood studios for the company’s new PostTrak™ service.

•	Launching the industry’s first digital download report for movies, combining U.S. Internet Video-On-Demand (iVOD) and Electronic Sell Through (EST) viewership information.

•
Continuing to grow the company’s client base through the addition of top local and national advertising agencies, advertisers, television networks and local TV stations. During the second quarter of fiscal 2014, we added more than 20 local advertising agency clients.

Long-Term Outlook
Rentrak said that it remains confident in its ability to continue generating substantial growth in revenue including:

•	80 percent annual revenue growth in its TV business for the next several years, with business line break-even operating income expected in the fourth quarter of fiscal 2014.

•	12 percent revenue growth in the company's Box Office business annually for the foreseeable future.

•	20 percent annual revenue growth in its OnDemand Everywhere™ business for the foreseeable future, excluding any impact from the company’s new “Total Television” suite of products.

•	Seven to 10 percent revenue growth in Home Entertainment revenues for fiscal 2014.

Conference Call
Rentrak will hold a conference call at 5:00 p.m. ET/2:00 p.m. PT today to discuss its 2014 second quarter financial results. Shareholders, members of the media and other interested parties may participate in the call by dialing 877-941-1466 from the U.S. or Canada, or 480-629-9724 from international locations, conference ID 4646704. This call is being webcast and can be accessed at Rentrak’s Web site at www.rentrak.com, where it will be archived through November 7, 2014. An audio replay of the conference

Rentrak Revenues Grew 31 Percent for Fiscal 2014 Second Quarter
November 7, 2013

call will be available through midnight November 14, 2013 by dialing 800-406-7325 from the U.S. or Canada, or 303-590-3030 from international locations, passcode 4646704.

About Rentrak Corporation
Rentrak (Nasdaq: RENT) is the entertainment and marketing industries’ premier provider of worldwide consumer viewership information, precisely measuring actual viewing behavior of movies and TV everywhere. Using our proprietary intelligence and technology, combined with advanced demographics, only Rentrak is the census currency for VOD and Movies. Rentrak provides the stable and robust audience measurement services that movie, television and advertising professionals across the globe have come to rely on to better deliver their business goals and more precisely target advertising across numerous platforms including box office, multiscreen television and home video. For more information on Rentrak, please visit www.rentrak.com.

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, expected rates of revenue increase in Rentrak’s Home Entertainment business for fiscal 2014, Rentrak’s ability to continue generating substantial growth in AMI revenue, expected break-even operating income for the TV business line in the fourth quarter of fiscal 2014 and expected launch of new Digital Download Essentials industry service for TV. These forward-looking statements are based on Rentrak’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements are not guarantees of future performance and Rentrak’s actual results may differ significantly as a result of a number of factors, including customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, the company’s ability to successfully integrate acquired businesses, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s reports on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.
RENTF
# # #
(Financial Tables Follow)

Rentrak Revenues Grew 31 Percent for Fiscal 2014 Second Quarter
November 7, 2013

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue	$29,475	$22,491	$58,317	$45,714
Cost of sales	15,863	11,785	31,555	23,496
Gross margin	13,612	10,706	26,762	22,218
Operating expenses:
Selling and administrative	14,667	29,124	28,837	41,280
Loss from operations	(1,055)	(18,418)	(2,075)	(19,062)
Other income:
Interest income, net	44	270	91	349
Loss before income taxes	(1,011)	(18,148)	(1,984)	(18,713)
Provision (benefit) for income taxes	(356)	9	(130)	62
Net loss	(655)	(18,157)	(1,854)	(18,775)
Net loss attributable to noncontrolling interest	(22)	—	(29)	—
Net loss attributable to Rentrak Corporation	$(633)	$(18,157)	$(1,825)	$(18,775)
Net loss per share attributable to Rentrak Corporation common stockholders:
Basic	$(0.05)	$(1.56)	$(0.15)	$(1.64)
Diluted	$(0.05)	$(1.56)	$(0.15)	$(1.64)
Shares used in per share calculations:
Basic	12,104	11,669	12,083	11,451
Diluted	12,104	11,669	12,083	11,451

Rentrak Revenues Grew 31 Percent for Fiscal 2014 Second Quarter
November 7, 2013

Rentrak Corporation and Subsidiaries Condensed Consolidated Balance Sheets (In thousands, except per share amounts) (Unaudited)

	September 30, 2013	March 31, 2013

Assets
Current Assets:
Cash and cash equivalents	$5,457	$3,835
Marketable securities	17,995	16,588
Accounts and notes receivable, net of allowances for doubtful accounts of $624 and $866	15,064	16,682
Taxes receivable and prepaid taxes	142	—
Other current assets	2,505	2,188
Total Current Assets	41,163	39,293
Property and equipment, net of accumulated depreciation of $22,333 and $19,925	15,528	14,262
Goodwill	6,837	4,998
Other intangible assets, net of accumulated amortization of $2,880 and $2,343	13,157	12,396
Other assets	752	830
Total Assets	$77,437	$71,779
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$5,747	$5,856
Accrued liabilities	6,635	4,369
Accrued compensation	7,118	5,862
Deferred tax liabilities	47	36
Deferred revenue and other credits	2,277	2,610
Total Current Liabilities	21,824	18,733
Deferred rent, long-term portion	2,304	2,238
Taxes payable, long-term	664	713
Deferred tax liability, long-term	1,052	574
Note payable and accrued interest	—	550
Total Liabilities	25,844	22,808
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 11,954 and 11,892	12	12
Capital in excess of par value	79,779	75,508
Accumulated other comprehensive income	235	31
Accumulated deficit	(29,393)	(27,569)
Stockholders’ Equity attributable to Rentrak Corporation	50,633	47,982
Noncontrolling interest	960	989
Total Stockholders’ Equity	51,593	48,971
Total Liabilities and Stockholders’ Equity	$77,437	$71,779

Rentrak Revenues Grew 31 Percent for Fiscal 2014 Second Quarter
November 7, 2013

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	For the Six Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(1,854)	$(18,775)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	2,906	2,349
Stock-based compensation	3,534	16,253
Deferred income taxes	154	(2)
Gain on disposition of assets	—	(26)
Realized (gain) loss on marketable securities	2	(193)
Interest on note payable	—	12
Adjustment to allowance for doubtful accounts	(242)	(6)
(Increase) decrease, net of effect of acquisition, in:
Accounts and notes receivable	1,680	1,992
Taxes receivable and prepaid taxes	(142)	—
Other assets	(145)	12
Increase (decrease), net of effect of acquisition, in:
Accounts payable	(102)	(16)
Taxes payable	(142)	(64)
Accrued liabilities and compensation	857	(3,335)
Deferred revenue	(382)	58
Deferred rent	64	(105)
Net cash provided by (used in) operating activities	6,188	(1,846)
Cash flows from investing activities:
Purchase of marketable securities	(2,500)	(20,987)
Sale of marketable securities	1,000	22,293
Proceeds from the sale of assets	—	47
Payments made to develop intangible assets	(104)	(101)
Purchase of property and equipment	(3,554)	(2,876)
Cash paid for acquisition, net of cash acquired, and equity investment	(322)	—
Net cash used in investing activities	(5,480)	(1,624)
Cash flows from financing activities:
Contributions from noncontrolling interest	—	1,020
Issuance of common stock	653	551
Net cash provided by financing activities	653	1,571
Effect of foreign exchange translation on cash	261	(11)
Increase (decrease) in cash and cash equivalents	1,622	(1,910)
Cash and cash equivalents:
Beginning of period	3,835	5,526
End of period	$5,457	$3,616
Supplemental non-cash information:
Capitalized stock-based compensation	$511	$198
Common stock used to pay for option exercises	69	63
Decrease in leasehold improvements related to forgiven loan	550	—
Common stock used to pay for acquisition	375	—

Rentrak Revenues Grew 31 Percent for Fiscal 2014 Second Quarter
November 7, 2013

Rentrak Corporation and Subsidiaries Information by Segment (In thousands) (Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2013	2012	2013	2012
AMI
Sales to external customers	$16,961	$13,230	$32,719	$25,841
Gross margin	$10,131	$7,764	$19,601	$16,081
Income (loss) from operations	$1,603	$(15,691)	$3,369	$(13,749)

HOME ENTERTAINMENT
Sales to external customers	$12,514	$9,261	$25,598	$19,873
Gross margin	$3,481	$2,942	$7,161	$6,137
Income from operations	$2,232	$1,694	$4,433	$3,493

TOTAL OPERATING SEGMENTS
Sales to external customers	$29,475	$22,491	$58,317	$45,714
Gross margin	$13,612	$10,706	$26,762	$22,218
Income (loss) from operations	$3,835	$(13,997)	$7,802	$(10,256)

Note: The segment operating income figures do not include corporate and other expenses which are not allocated to a specific segment.

Rentrak Revenues Grew 31 Percent for Fiscal 2014 Second Quarter
November 7, 2013

Rentrak Corporation Reconciliation of GAAP and Non-GAAP Financial Measures Adjusted EBITDA & Non-GAAP Diluted EPS (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2013	2012	2013	2012
Net loss attributable to Rentrak Corporation	$(633)	$(18,157)	$(1,825)	$(18,775)
Adjustments:
Provision (benefit) for income taxes	(356)	9	(130)	62
Interest income, net	(44)	(270)	(91)	(349)
Depreciation and amortization	1,489	1,199	2,906	2,349
Stock-based compensation (1)	2,135	1,486	3,534	3,016
Adjusted EBITDA	$2,591	$(15,733)	$4,394	$(13,697)
DISH stock-based compensation	—	16,485		15,864
Acquisition costs	106	63	190	193
Reorganization costs	—	14	—	212
Adjusted EBITDA before DISH stock-based compensation, acquisition and reorganization costs	$2,697	$829	$4,584	$2,572
(1) Excludes DISH stock-based compensation

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2013	2012	2013	2012
Diluted EPS, as reported	$(0.05)	$(1.56)	$(0.15)	$(1.64)
DISH stock-based compensation	—	1.41	—	1.39
Other items:
Acquisition costs	0.01	0.01	0.02	0.02
Reorganization costs	—	—	—	0.02
Reduction in valuation allowance on deferred tax assets	(0.03)	—	(0.03)	—
Stock-based compensation(1)	0.18	0.13	0.29	0.26
Total other items	0.16	0.14	0.28	0.30
Diluted EPS, non-GAAP	$0.11	$(0.01)	$0.13	$0.05
(1) Excludes DISH stock-based compensation

About Adjusted EBITDA and Non-GAAP Diluted EPS
From time to time, Rentrak may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and “non-GAAP diluted EPS” in its conference calls and discussions with investors and analysts in connection with the company’s reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP diluted EPS does not measure diluted EPS as defined by GAAP, is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and non-GAAP financial measures for the three and six month periods ended September 30, 2013 and 2012 are included in the above table. Rentrak’s management believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the company’s internally-developed software policies and its use of stock-based compensation, Rentrak incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Rentrak also adjusts for acquisition and non-recurring costs as Rentrak’s management believes this provides a useful metric by which to compare the performance from period to period. In addition, Rentrak’s management believes that these costs as well as stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the company. No tax rate was applied to these adjustments because the company has established a valuation reserve against its deferred tax assets. Due to the nature of the company’s equity and stock-based compensation plans and arrangements, costs associated with acquisitions and items which are considered nonrecurring in nature, the company’s diluted EPS, which includes these items, may not be indicative of its on-going operating performance.